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              FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT
                                     (CURRENT)


     This First Amendment to the Oxboro Medical International, Inc. Non-Qualified Stock Option Agreement dated October 1, 1997 (Current Option"), is made and entered into effective as of the 1st day of September, 1998 between Oxboro, Medical International, Inc., a Minnesota corporation (the "Company") and Larry A. Rasmusson ("Rasmusson").

                                       RECITALS

     WHEREAS, the Company granted a Stock Option to Rasmusson effective October 1, 1997 to purchase One Hundred Thousand (100,000) Shares of Common Stock ("Stock") of the Company at a price of $1.00 per share;

     WHEREAS, on January 14, 1998 the Company and Rasmusson entered into a Stock Option Exercise and Loan Agreement to effect an exercise of the Option and an additional option for an additional One Hundred Thousand (100,000) Shares of Common Stock of the Company and an acquisition of Shares in consideration of a Secured Promissory Note in the amount of Two Hundred Thousand Dollars ($200,000), which Shares were pledged to the Company as security for the Note under an Instruments Security Agreement dated January 15, 1998;

     WHEREAS, the Company and Rasmusson desire to effect a rescission to said Stock Option Exercise and Loan Agreement, secured Promissory Note and Instruments Security Agreement;

     WHEREAS, the Company and Rasmusson desire to reinstate and amend the terms of the Non-Qualified Stock Option Agreement as set forth below.

                                 TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

     1. RESCISSION OF THE STOCK OPTION EXERCISE AND LOAN AGREEMENT, SECURED PROMISSORY NOTE AND INSTRUMENTS SECURITY AGREEMENT. The Company and Rasmusson hereby rescind in their entirety the Stock Option Exercise and Loan Agreement, Secured Promissory Note and Instruments Security Agreement between the Company and Rasmusson for the purchase of said Two Hundred Thousand (200,000) Shares of Stock, all dated January 15, 1998. The One Hundred Thousand (100,000) shares of the Company's Common Stock issued to Rasmusson under the above-referenced Current Option and pursuant to the Certificate of Common Stock of Oxboro Medical International, Inc. No. __ shall be and hereby is returned to the Company duly endorsed by Rasmusson or pursuant to an Assignment Separate from Certificate. Both the Company and Rasmusson are hereby relieved from any and all obligation, duties and

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          responsibilities under said Stock Option Exercise and Loan
          Agreement, Secured Promissory Note and Instruments Security
          Agreement.

     2. TERM OF OPTION. This Option must be exercised, if at all, and to the extent exercised, on or before March 31, 1999.

     3. EXERCISE OF OPTION. This Option may be exercised either by payment in full in cash, by certified or cashier's check or, by the transfer to the Company of shares of Stock already owned by Rasmusson and having a fair market value, as of the date of the exercise of the this Option, which is not less than the purchase price of the Stock being acquired pursuant to the Option provided that such shares of Stock were acquired and full consideration paid therefore at least six (6) months prior to such delivery or by execution of an interest-free Promissory Note by Rasmusson in the amount of One Hundred Thousand Dollars ($100,000) which Note shall be payable in full on or before September 1, 2000. If the Option is exercised by the execution of a Promissory Note, in the form attached hereto as Exhibit 1, then the Note shall be secured by any and all payments due to Rasmusson by the Company. If the Note is not paid in full on or before September 1, 2000, then the Company may apply any and all amounts due and owing to Rasmusson at such time to payment of the Note. Further, the shares shall be held as additional collateral for payment of the Note; however, Rasmusson may vote the shares while such shares are being held as collateral by the Company. Such shares shall be held as collateral pursuant to an Instruments Security Agreement in the form attached hereto as
          Exhibit 2.

     All other terms and conditions of the Option remain unchanged and are in full force and effect.

                                       OXBORO MEDICAL INTERNATIONAL, INC.

                                       By:  /s/ Robert S. Garin
                                           ----------------------------------
                                          Its:  Chairman of the Board
                                               ------------------------------



                                       RASMUSSON


                                        /s/ Larry A. Rasmusson
                                       ---------------------------------------
                                       Larry A. Rasmusson


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